Exhibit 99.1

                    RECORD THIRD QUARTER FINANCIAL RESULTS
                     REPORTED BY HAMPTON ROADS BANKSHARES

    CHESAPEAKE, Va., Oct. 12 /PRNewswire-FirstCall/ -- Hampton Roads Bankshares, Inc. (OTC Bulletin Board: HMPR), parent company of Bank of Hampton Roads, today announced its financial results for the third quarter of 2005. For the three months ended September 30, 2005, the Company earned a record $1,502,711 representing an increase of 28% over the comparable period in 2004. Diluted earnings per share increased 29% for the third quarter from $0.14 in 2004 to $0.18 in 2005. For the nine months ended September 30, 2005, the Company earned $4,011,892, or $0.48 per diluted share, respective increases of 33% and 30% over the comparable period in 2004.

    The Company's profitability ratios further reflect its earnings growth. Return on average assets for the third quarter of 2005 was 1.52%, an increase of 8 basis points over third quarter 2004. Return on average equity for the third quarter of 2005 was 13.27%, 204 basis points higher than third quarter 2004. For the nine months ended September 30, 2005, return on average assets was 1.43% and return on average equity was 12.11%, respective increases of 17 basis points and 242 basis points over the same period in 2004.

    Earnings growth throughout 2005 was driven by loan growth and an increase in net interest margin. Net interest income for the third quarter of 2005 totaled $4,716,375, an increase of 28% over the comparable period in 2004. Net interest margin for the third quarter was 5.15%, 29 basis points higher than third quarter 2004. Net interest income for the nine months ended September 30, 2005 totaled $13,233,728, an increase of 29% over the same period in 2004. Net interest margin for the nine month period was 5.08%, up 47 basis points over the comparable period in 2004.

    Total assets as of September 30, 2005, were $393 million, an increase of 21%, or $69 million, over September 30, 2004. Total deposits increased 22%, or $57 million, from September 30, 2004, to end the quarter at a record $312 million. Deposit growth was enhanced by the Bank's innovative Premium Savings account introduced in February 2005; the account offers a premium rate of interest while providing customers free access to their funds up to six times per quarter. Also, the Bank's branch network continues to be very successful at attracting businesses and individuals that value convenience and friendly, personal service. Since September 30, 2004, the balance in the Company's non-interest bearing checking accounts has increased by 22%.

    Earlier this year, Hampton Roads Bankshares announced its plans to open a Norfolk headquarters in the Dominion Tower in downtown Norfolk. The Company will occupy the entire second floor of the building, and employees are scheduled to begin moving in within the next month. The facility will become the cornerstone of the Bank's operations accommodating many of its executive offices as well as the Accounting, Branch Administration, Compliance, Human Resources, Internal Audit, Loan Operations, Marketing, Risk Management, Security, and Shareholder Relations departments. The Company intends to file for regulatory approval to make the location its official corporate headquarters.

    Bank of Hampton Roads opened a branch office on the first floor of the Dominion Tower on August 16, 2005. The office's deposits are steadily increasing and its ATM is becoming one of the Bank's busiest. Bank of Hampton Roads signage will begin to go atop the Dominion Tower -- the area's tallest building -- on October 17, 2005. The Bank has also installed two ATMs inside the Norfolk Scope.

    Hampton Roads Bankshares is traded on the Over the Counter Bulletin Board under the symbol HMPR. Bank of Hampton Roads has been in business since 1987 and operates locations throughout the cities of Chesapeake, Virginia Beach, Norfolk and Suffolk. Additional information about the Company and its subsidiaries can be found on the Web at http://www.bankofhamptonroads.com.

                         Hampton Roads Bankshares, Inc.
                              Financial Highlights
                                    Unaudited

                                  Three Months Ended                 Nine Months Ended
                           -------------------------------   -------------------------------
                              Sept. 30,        Sept. 30,        Sept. 30,        Sept. 30,
Operating Results               2005             2004             2005             2004
------------------------   --------------   --------------   --------------   --------------
Interest income            $    6,246,555   $    4,629,212   $   17,460,867   $   13,161,600
Interest expense                1,530,180          939,251        4,227,139        2,876,148
Net interest
 income                         4,716,375        3,689,961       13,233,728       10,285,452
Provision for
 loan losses                      177,000          114,000          486,000          797,000
Noninterest income                849,560          805,036        2,530,501        2,968,371
Noninterest expense             3,106,447        2,669,900        9,173,867        7,929,749
Income taxes                      779,777          582,700        2,092,470        1,553,267
Net income before
 cumulative effect
 of change in
 accounting
 principle                      1,502,711        1,128,397        4,011,892        2,973,807
Cumulative effect
 of change in
 accounting
 principle, net                         -           45,825                -           45,825
Net income                 $    1,502,711   $    1,174,222   $    4,011,892   $    3,019,632

Earnings per share:
Before change in
 accounting
 principle
    Basic                  $         0.19   $         0.14   $         0.49   $         0.37
    Diluted                $         0.18   $         0.13   $         0.48   $         0.36
After change in
 accounting
 principle
    Basic                            0.19             0.15             0.49             0.38
    Diluted                          0.18             0.14             0.48             0.37
Book value per
 share                               5.61             5.28             5.61             5.28

 Balance Sheet at
   Period-End

Total loans                $  287,742,045   $  256,498,787   $  287,742,045   $  256,498,787
Total securities               64,821,331       42,822,303       64,821,331       42,822,303
Total deposits                312,489,873      255,674,134      312,489,873      255,674,134
Other borrowings               30,500,000       23,000,000       30,500,000       23,000,000
Shareholders'
 equity                        45,872,448       42,313,900       45,872,448       42,313,900
Total assets                  393,239,203      324,520,875      393,239,203      324,520,875

  Daily Averages

Total loans                $  290,151,073   $  239,839,686   $  288,949,882   $  226,555,741
Total securities               57,600,139       58,422,093       47,795,712       63,064,123
Total deposits                310,746,350      260,500,518      295,971,553      258,800,924
Other borrowings               30,500,000       18,934,783       31,092,985       17,180,109
Shareholders'
 equity                        44,934,680       41,581,436       44,298,092       41,637,597
Interest-earning
 assets                       363,262,648      301,284,379      348,524,222      297,707,156
Interest-bearing
 liabilities                  237,094,129      191,239,927      229,336,730      194,174,654
Total assets                  391,439,053      325,064,362      376,195,756      321,390,438

 Financial Ratios

Return on average
 assets                              1.52%            1.44%            1.43%            1.26%
Return on average
 equity                             13.27%           11.23%           12.11%            9.69%
Net interest margin                  5.15%            4.87%            5.08%            4.62%
Efficiency ratio                    58.99%           58.49%           61.28%           59.51%

   Allowance for
    Loan Losses

Beginning balance          $    3,348,135   $    3,484,229   $    3,070,600   $    2,948,011
Provision for
 losses                           177,000          114,000          486,000          797,000
Charge-offs                       (13,710)          (4,747)         (63,745)        (196,168)
Recoveries                          4,916           58,021           23,486          102,660
Ending balance                  3,516,341        3,651,503        3,516,341        3,651,503

   Nonperforming
      Assets

Nonaccrual loans           $    1,826,143   $    2,662,093   $    1,826,143   $    2,662,093
Loans 90 days
 past due and
 still accruing
 interest                         361,085          427,313          361,085          427,313
Other real estate
 owned                                  -                -                -                -
Total nonperforming
 assets                         2,187,228        3,089,406        2,187,228        3,089,406

   Asset Quality
      Ratios

Nonperforming assets
 to total  assets                    0.56%            0.95%            0.56%            0.95%
Allowance for
 loan losses to
 total loans                         1.22%            1.42%            1.22%            1.42%
Allowance for
 loan losses to
 nonperforming
 assets                            160.77%          118.19%          160.77%          118.19%

    Certain statements in this report may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that include projections, predictions, expectations, or beliefs about events or results or otherwise are not statements of historical facts. Although the Company believes that its expectations with respect to certain forward-looking statements are based upon reasonable assumptions within the bounds of its existing knowledge of its business and operations, there can be no assurance that actual results, performance or achievements of the Company will not differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Actual future results and trends may differ materially from historical results or those anticipated depending on a variety of factors, including, but not limited to, the effects and changes in: general economic conditions, the interest rate environment, legislative and regulatory requirements, competitive pressures, new products and delivery systems, and inflation.

SOURCE  Hampton Roads Bankshares, Inc.
    -0-                             10/12/2005
    /CONTACT:  Tiffany Glenn of Hampton Roads Bankshares, Inc.,
+1-757-436-1000/
    /Web site:  http://www.bankofhamptonroads.com/
    (HMPR)